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                                                               Exhibit (8)(k)(i)
                                   Schedule 3
                            PARTICIPATION AGREEMENT
                                  By and Among
                     GE LIFE AND ANNUITY ASSURANCE COMPANY
           (formerly known as THE LIFE INSURANCE COMPANY OF VIRGINIA)
                                      And
                           GE INVESTMENTS FUNDS, INC.
                                      And
                        GE ASSET MANAGEMENT INCORPORATED
             (formerly named GE INVESTMENT MANAGEMENT INCORPORATED)

                          (as amended April 25, 2000)

                              Name(s) of Portfolio


S&P 500 Index Fund
Money Market Fund
Total Return Fund
International Equity Fund
Real Estate Securities Fund
Global Income Fund
Mid-Cap Value Equity Fund (formerly named Value Equity Fund)
Income Fund
U.S. Equity Fund
Premier Growth Equity Fund


                                        Approved:
                                                 -------------------------
                                        Title:
                                        GE Asset Management Incorporated


                                        Approved:
                                                 -------------------------
                                        Title:
                                        GE Investments Funds, Inc.


                                        Approved:
                                                 -------------------------
                                        Title:
                                        GE Life and Annuity Assurance Company